UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2015

American Realty Capital Trust V, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55197	27-0929989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

See Item 8.01 below, which is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

See Item 8.01 below, which is incorporated by reference herein.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

See Item 8.01 below, which is incorporated by reference herein.

Item 8.01. Other Events

As previously announced, American Realty Capital Trust V, Inc. (the “Company”) has applied to list its common stock, par value $0.01 (“Common Stock”) on the New York Stock Exchange (“NYSE”) under the symbol “AFIN”, and the Company anticipates that its Common Stock will be listed on the NYSE during the third quarter of 2015 (the “Listing”). In connection with the Listing, the Company intends to file Articles of Amendment to change the Company’s name to “American Finance Trust, Inc.” Completion of the Listing is subject to final approval by the NYSE. There can be no assurance that the Company’s shares of Common Stock will be listed on the NYSE.

Board Changes in Connection with Listing

Appointment of Stanley R. Perla as Audit Committee Chair

On April 29, 2015, in anticipation of the Listing, the board of directors (the “Board”) appointed Stanley R. Perla, currently a member of the audit committee of the Company, to serve as the Company’s audit committee chair, effective immediately following the filing of the Company’s next Quarterly Report on Form 10-Q. The Board has determined that Mr. Perla qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. Mr. Perla will replace David Gong as the Company’s audit committee chair. Mr. Gong will continue to serve as lead independent director and member of the Board.

Establishment of Compensation Committee and Nominating and Corporate Governance Committee

On April 29, 2015, in anticipation of the Listing, the Board established a compensation committee and a nominating and corporate governance committee, both of which are composed of the independent directors of the Board. The Board appointed Herbert T. Vederman to serve as the Company’s nominating and corporate governance committee chair and appointed Mr. Gong as the Company’s compensation committee chair.

Management Changes

As previously announced, the Board approved the appointment of new executive officers in connection with its new business strategy, to take effect as of May 4, 2015. Such appointments and the resignations of the Company’s current executive officers, have been postponed and will now take effect immediately following the filing of the Company’s next Quarterly Report on Form 10-Q.

Subordinated Listing Distribution

In connection with the Listing, the Company, as the general partner of American Realty Capital Operating Partnership V, L.P. (the “Operating Partnership”), the Company’s operating partnership, will cause the Operating Partnership to issue a note (the “Listing Note”) to the special limited partner of the Operating Partnership to evidence the Operating Partnership’s obligation to distribute to the special limited partner an aggregate amount (the “Listing Amount”) equal to 15% of the difference (to the extent the result is a positive number) between:

•	the sum of (i) the “market value” (as defined in the Listing Note) of the Company’s Common Stock plus (ii) the sum of all distributions or dividends (from any source) paid by the Company to its stockholders prior to the Listing; and

•	the sum of (i) the total raised in the Company’s initial public offering (“IPO”) and under the Company’s distribution reinvestment plan (“DRIP”) prior to the Listing (“Gross Proceeds”) plus (ii) the total amount of cash that, if distributed to those stockholders who purchased shares of Common Stock in the IPO and under the DRIP, would have provided those stockholders a 6% cumulative, non-compounded, pre-tax annual return (based on a 365-day year) on the Gross Proceeds.

The “market value” used to calculate the Listing Amount will not be determinable until the end of a measurement period, the period of 30 consecutive trading days, commencing on the 180th day following the Listing, unless another liquidity event, such as a merger, occurs prior to the end of the measurement period. If another liquidity event occurs prior to the end of the measurement period, the Listing Note provides for appropriate adjustment to the calculation of the Listing Amount.

The special limited partner will have the right to receive distributions of “Net Sales Proceeds,” as defined in the Listing Note, until the Listing Note is paid in full; provided that, the special limited partner has the right, but not the obligation, to convert the entire special limited partner interest into units of limited partnership interest in the Operating Partnership (“OP Units”). OP Units are convertible into shares of the Company’s Common Stock in accordance with the terms governing conversion of OP Units into shares of Common Stock and contained in the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the “OP Agreement”), which will be entered into at Listing.

This summary of the material terms of the form of Listing Note is qualified in its entirety by the form of Note, a copy of which will be filed as an exhibit to the Company’s Current Report on Form 8-K filed in connection with its execution.

Amendments to Agreement of Limited Partnership of the Operating Partnership

Third Amendment to the Agreement of Limited Partnership of the Operating Partnership

On April 29, 2015, the Board authorized the execution by the Company, as general partner of its Operating Partnership, of a Third Amendment (the “Third Amendment”) to the OP Agreement to conform the OP Agreement to the previously announced amendment on April 15, 2015, to that certain Amended and Restated Advisory Agreement, dated June 5, 2013, by and among the Company, the Operating Partnership and American Realty Capital Advisors V, LLC (the “Advisor”). The Third Amendment provides that the Operating Partnership will not issue any “Class B OP Units” (as defined in the OP Agreement) in respect of periods subsequent to March 31, 2015.

The description of the Third Amendment in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the Third Amendment, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K.

Amended and Restated Agreement of Limited Partnership of the Operating Partnership

On April 29, 2015, the Board authorized the execution, in conjunction with the Listing, of an Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the “A&R OP Agreement”) by the Company, as general partner of its Operating Partnership, with the limited partners party thereto to conform more closely with agreements of limited partnership of other operating partnerships controlled by real estate investment trusts whose securities are publicly traded and listed, and to add long term incentive plan units (“LTIP Units”) as a new class of units of limited partnership in the Operating Partnership to the existing common units (“OP Units”). Pursuant to the A&R OP Agreement, the LTIP Units will be created. The Company may at any time cause the Operating Partnership to issue LTIP Units to members of the Company’s senior management team. These LTIP Units will be earned and will vest on such terms as are determined by the Company’s Compensation Committee. In general, LTIP Units are a special class of units entitled to receive profit distributions. Upon issuance and prior to being fully earned, holders of LTIP Units are entitled to receive per unit profit distributions equal to ten percent (10%) of per unit profit distributions on the outstanding OP Units. After LTIP Units are fully earned, a holder of LTIP Units first will be entitled to receive a catch-up of the other ninety percent (90%) of per unit profit distributions not previously distributed, and, subsequently, they will be entitled to receive the same per unit profit distributions as the other outstanding OP Units. However, as profits interests, LTIP Units initially will not have full parity, on a per unit basis, with the OP Units with respect to liquidating distributions, and a holder of LTIP Units would receive nothing if the Operating Partnership were liquidated immediately after the LTIP Unit is awarded. Upon the occurrence of specified events, LTIP Units can over time achieve full parity with the OP Units and therefore accrete to an economic value for the holder equivalent to the OP Units. In order for LTIP Units to have full parity with the OP Units, the capital accounts of the holders of LTIP Units with respect to such LTIP Units would have to be equalized (on a per unit basis) with the capital accounts of the holders of the OP Units. This capital account equalization per unit would occur through special allocations of net increases in valuation (if any) of the Company’s assets upon the occurrence of certain revaluation events permitted under the Internal Revenue Code of 1986, as amended, and Treasury regulations, including: (i) the acquisition of an additional interest in the Operating Partnership by a new or existing partner in exchange for more than a de minimus capital contribution, (ii) the distribution by the Operating Partnership of more than a de minimus amount of property as consideration for the repurchase or redemption of an interest in the Operating Partnership (which may include the redemption or conversion of LTIP Units into OP Units or the Company’s Common Stock), (iii) the liquidation of the Operating Partnership or (iv) at such other times as the Company reasonably determines to be necessary or desirable to comply with Treasury regulations (including the issuance of new LTIP Units). LTIP Units cannot achieve immediate full parity with OP Units under any circumstances at the time of grant of such LTIP Units. Generally, an LTIP Unit will be convertible into an OP Unit at any time after such LTIP Unit vests and the capital account associated with such LTIP Unit is equalized.

This summary of the material terms of the A&R OP Agreement is qualified in its entirety by the A&R OP Agreement, a form of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K, and a copy of which will be filed as an exhibit to the Company’s Current Report on Form 8-K filed in connection with its execution.

Amendments to Bylaws

On April 29, 2015, the Board approved an amendment and restatement of the Company’s Bylaws (as amended and restated, the “Bylaws”). The Company’s prior bylaws contained provisions from the NASAA Statement of Policy Regarding Real Estate Investment Trusts (the “NASAA REIT Guidelines”), as a result of which the original Bylaws contained numerous provisions that are not applicable to exchange-traded REITs and other companies, including the Company’s competitors. The original Bylaws were amended and restated effective as of the date of approval to, among other things:

•	Remove reference to the month of the annual meeting of stockholders.

•	Establish procedures for stockholders to call a special meeting of stockholders. The procedures address issues relating to (a) an increase in the percentage of shares entitled to require a special meeting of stockholders from 10% (as required by the NASAA REIT Guidelines) to a majority, (b) delivery and contents of the initial notices from stockholders requesting a special meeting, (c) the fixing of a record date for determining stockholders entitled to request a special meeting and stockholders entitled to notice of and to vote at the meeting, (d) responsibility for the costs of preparing and mailing notice of the meeting, (e) setting the time, date and place of special stockholders meetings, (f) revocation of requests for special stockholders meetings and (g) verifying the validity of a stockholder request for a special meeting.
•	Clarify (a) that notice of stockholders meetings may be given by electronic transmission and (b) clarify provisions for “householding” of notices, as permitted by the Maryland General Corporation Law (“MGCL”) and federal proxy rules.

•	Provide that directors will be elected by a plurality of the votes cast.

•	More fully develop the advance notice provisions for stockholder nominations for directors and stockholder business proposals. The amendments expand the information required to be disclosed by the stockholder making a proposal or nomination, including without limitation, the extent to which the stockholder proponent has entered into any hedging transaction or other arrangement with the effect or intent of mitigating or otherwise managing benefit, loss or risk of share price changes or increasing or decreasing the proponent’s voting power in the stock of the Company or any affiliate of the Company.

•	Delete the NASAA REIT Guidelines requirement that independent directors nominate replacements for vacancies among the independent directors’ positions.

•	Delete the section providing for no director liability for losses which occur by reason of the failure of the bank, trust company, savings and loan association or other institution with whom moneys or stock have been deposited.

•	Delete the section providing that, unless required by law, no director is obligated to give any bond or surety for the performance of his or her duties.

•	Delete the NASAA REIT Guidelines requirement that all Board committees be comprised of a majority of independent directors. While NYSE rules require that the Company’s committees be comprised of independent directors in order for the Company to list its shares of Common Stock, the NYSE definition of independence is much less restrictive than the NASAA REIT Guidelines definition.

•	Provide that, unless the Company consents in writing to an alternative forum, the state and federal courts in Baltimore, Maryland are the exclusive forum for certain litigation, including (a) derivative actions on behalf of the Company, (b) actions asserting claims of breach of any duty owed by any director, officer or employee of the Company, (c) actions asserting a claim against the Company or any director, officer or other employee arising under the MGCL, the Bylaws or the Company’s charter and (d) actions governed by the internal affairs doctrine.

This summary of the material changes to the Bylaws is qualified in its entirety by the Bylaws, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K.

Second Amended and Restated Advisory Agreement

On April 29, 2015, the independent directors of the Board unanimously approved certain amendments to the Amended and Restated Advisory Agreement, as amended (the “Advisory Agreement”), by and among the Company, the Operating Partnership and the Advisor (the “Second A&R Advisory Agreement”). The Second A&R Advisory Agreement will take effect only upon approval by the Company’s stockholders of certain changes to the Company’s Articles of Amendment and Restatement (“Stockholder Approval”), and, which, among other things, provides that:

(i)	the Annual Subordinated Performance Fee (as defined in the Advisory Agreement) shall be changed from an annual fee equal to 15% of the total return to stockholders in excess of 6% per annum to a quarterly fee, payable in arrears, equal to (x) 15% of the applicable quarter’s Core Earnings per share in excess of $0.375 per share plus (y) 10% of the applicable quarter’s Core Earnings per share in excess of $0.50 per share;
(ii)	Core Earnings shall be defined as, for the applicable period, GAAP net income (loss) excluding non-cash equity compensation expense, the variable management fee, acquisition and transaction related fees and expenses, financing related fees and expenses, depreciation and amortization, realized gains and losses on the sale of assets, any unrealized gains, losses or other non-cash items recorded in net income (loss) for the period, regardless of whether such items are included in other comprehensive income or loss, or in net income, one-time events pursuant to changes in GAAP and certain non-cash charges, impairment losses on real estate related investments and other than temporary impairment of securities, amortization of deferred financing costs, amortization of tenant inducements, amortization of straight-line rent, amortization of market lease intangibles, provision for loss loans, and other non-recurring revenue and expenses;

(iii)	the Acquisition Fee and Financing Coordination Fee (both as defined in the Advisory Agreement) will terminate 180 days after Stockholder Approval (the “Fee Termination Date”), except for Acquisition Fees with respect to properties under contract, letter of intent, or under negotiation as of the Fee Termination Date;

(iv)	a Base Management Fee equal to $4.5 million per quarter plus 0.375% of the cumulative net proceeds of any equity raised subsequent to the Listing, shall be added;
(v)	all fees accrued and expenses incurred shall be paid quarterly in arrears; and

(vi)	the initial term of the Advisory Agreement, commencing upon Stockholder Approval, will be 20 years, and automatically renewable for another 20-year term upon each 20-year anniversary unless terminated by the Board for cause.

The description of the Second A&R Advisory Agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the Second A&R Advisory Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K.

Multi-Year Outperformance Plan Agreement

On April 29, 2015, the Board approved the general terms of a Multi-Year Outperformance Agreement (the “OPP”) to be entered into with the Company, the Operating Partnership and the Advisor, in connection with the Listing.

Under the OPP, the Advisor will be issued LTIP Units in the Operating Partnership with a maximum award value equal to 5% of the Company’s market capitalization (the “OPP Cap”) on the date of Listing (the “Effective Date”). The LTIP Units will be structured as profits interest in the Operating Partnership. The Advisor will be eligible to earn a number of LTIP Units with a value up to the OPP Cap based on the Company’s achieving certain levels of total return to its stockholders (“Total Return”) on both an absolute basis and a relative basis measured against a peer group of companies, as set forth below, for a three-year period commencing on the Effective Date (the “Performance Period”). In addition, Advisor may “lock-in” a portion of the OPP Cap based on the attainment of pro-rata performance hurdles, as set forth below, during each 12-month period in the Performance Period (each such period, an “One Year Period”) and during the initial 24-month period of the Performance Period (the “Two-Year Period”). Each of the relevant performance periods will be evaluated separately based on performance through the end of the relevant performance period.

	Three-Year Period	Each One-Year Period	Two-Year Period
Absolute Component: 4% of any excess Total Return attained above an absolute total stockholder return hurdle measured from the beginning of such period as follows:	21%	7%	14%
Relative Component: 4% of any excess Total Return attained above the Total Return for the performance period of the Peer Group*, subject to a ratable sliding scale factor as follows based on achieving cumulative Total Return measured from the beginning of the period:

• 100% of the Relative Component will be earned if cumulative Total Return achieved is at least:	18%	6%	12%
• 50% of the Relative Component will be earned if cumulative Total Return achieved is:	0%	0%	0%
• 0% of the Relative Component will be earned if cumulative Total Return achieved is less than:	0%	0%	0%
o a percentage from 50% to 100% of the Relative Component calculated by linear interpolation will be earned if the cumulative Total Return achieved is between:	0% – 18%	0% – 6%	0% – 12%

 *The “Peer Group” is comprised of Arbor Realty Trust, Inc., Ares Commercial Real Estate Corp., Colony Financial, Inc., and Starwood Property Trust, Inc.

The maximum “lock-in” amount for any given One-Year Period is 25% of the OPP Cap. The maximum “lock-in” amount for the Two-Year Period is 60% of the OPP Cap. Accordingly, any “lock-in” amount for the Two-Year Period may supersede and negate any awards for the first two One-Year Periods. Any LTIP Units that are unearned at the end of the Performance Period will be forfeited.

Subject to Advisor’s continued service through each vesting date, one third of any earned LTIP Units will vest on each of the third, fourth and fifth anniversaries of the Effective Date. Any earned and vested LTIP Units may be converted into OP Units of the Operating Partnership in accordance with the terms and conditions of the partnership agreement of the Operating Partnership (as described above).

The OPP provides for early calculation of LTIP Units earned and for the accelerated vesting of any earned LTIP Units in the event Advisor is terminated by the Company or in the event the Company incurs a change in control, in either case prior to the end of the Performance Period. The OPP also provides for accelerated vesting of earned LTIP Units in the event Advisor is terminated or in the event of a change in control of the Company on or following the end of the Performance Period.

The description of the OPP in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the executed OPP, a copy of which will be filed as an exhibit to the Company’s Current Report on Form 8-K filed in connection with its execution.

Amended and Restated Incentive Restricted Share Plan

On April 29, 2015, the Board adopted an Amended and Restated Incentive Restricted Share Plan (the “A&R Restricted Share Plan”) that replaces in its entirety the Company’s Employee and Director Incentive Restricted Share Plan (the “Old Incentive Plan”). The A&R Restricted Share Plan amends the terms of the Old Incentive Plan as follows:

•	it increases the number of shares of Company capital stock, par value $0.01 per share (the “Capital Stock”), available for awards thereunder from 5% of the Company’s outstanding shares of Capital Stock on a fully diluted basis at any time, not exceed 3,400,000 shares of Capital Stock, to 10% of the Company’s outstanding shares of Capital Stock on a fully diluted basis at any time;

•	it removes the fixed amount of shares that were automatically granted to the Company’s independent directors; and

•	it adds restricted stock units (including dividend equivalent rights thereon) as a permitted form of award.

The description of the A&R Restricted Share Plan in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the A&R Restricted Share Plan, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K.

Code of Ethics

On April 29, 2015, the Board adopted an Amended and Restated Code of Business Conduct and Ethics (the “Code”) that applies to all of the Company’s directors, officers and employees and to be effective upon Listing. The Code covers topics such as business ethics, compliance standards and procedures, confidential information, conflicts of interest, corporate opportunities, protection and proper use of the Company’s assets, fair dealing, compliance with laws and insider trading, procedures for reporting of illegal or unethical behavior, public disclosure, payments to government personnel and waivers of the Code, among others.

The description of the Code in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the Code, a copy of which will be filed as an exhibit to the Company’s Current Report on Form 8-K filed in connection with its execution. The Code will also be posted on the Company’s website at www.arct-5.com (as such site may be renamed in connection with the Listing) under the “Corporate Governance” subsection of the “Investor Relations” tab.

The statements in this Current Report on Form 8-K include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “strives,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements, including as a result of those factors set forth in the Risk Factors section of the Company’s most recent annual report on Form 10-K. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Realty Capital Trust V, Inc.

Date: April 29, 2015	By:	/s/ William M. Kahane
William M. Kahane
Chief Executive Officer, President and Chairman of the Board of Directors